Exhibit 99.1

For Immediate Release July 28, 2017	Contact: Richard Schmaeling Executive Vice President and CFO, Entercom (610) 660-5686 Richard.Schmaeling@entercom.com

ENTERCOM COMMUNICATIONS CORP.

REPORTS SECOND QUARTER RESULTS AND

ANNOUNCES $0.20 SPECIAL DIVIDEND

Bala Cynwyd, PA—Entercom Communications (NYSE: ETM) today reported financial results for the quarter ended June 30, 2017.

Second Quarter Highlights

•	Net revenues increased 3% to $125.0 million, compared to $121.6 million in the second quarter of 2016

•	Operating income was $16.4 million, compared to $27.6 million in the second quarter of 2016

•	Net income per diluted share was $0.15, compared to net income per diluted share of $0.26 in the second quarter of 2016

•	Same station net revenues increased by 1% excluding political

•	Adjusted EBITDA decreased 13% to $26.7 million

David J. Field, President and Chief Executive Officer, stated: “We continue to make great progress in our planning for our transformational merger with CBS Radio that will make us the #1 provider of original, local audio content in the U.S. and create the scale to compete with other media for a larger share of ad spending. As we meet with clients, agencies, and strategic partners, we are more confident than ever about the value-creating opportunities ahead. Second quarter revenues increased 3% as reported, and up 1% on a same-station basis ex-political. Expenses were up more than usual due to our acquisition in Charlotte, some significant one time only expenses and additional costs related to building the organization in anticipation of the merger. We expect expense growth to recede in the 3rd quarter and look for meaningful margin expansion post-closing.”

Additional Information

Today the Company announced that, as permitted under its merger agreement with CBS Radio, it would pay a special one-time dividend of $0.20 per share on August 30th to shareholders of record on August 15th. This dividend will be in addition to the Company’s regular quarterly dividend of $0.075 per share, which will be paid on September 15th to shareholders of record on August 15th.

Exhibit 99.1 – Page 1

Second quarter results include $5.8 million in merger and acquisition costs related to the Company’s pending acquisition of CBS Radio, which were primarily for legal and consulting services.

As of June 30, 2017, the Company had outstanding $467.6 million of senior debt under its credit facilities and $27.7 million in perpetual cumulative convertible preferred stock. In addition the Company had $8.6 million in cash on hand.

During the second quarter, the Company revised its accounting for its digital marketing services product line, Smart Reach Digital, in order to account for its revenues on a gross basis and to include the related COGS in station operating expenses, versus its prior treatment of classifying those costs as a deduction from revenue. All prior periods presented have also been revised to reflect this revision.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Friday July 28, 2017 at 10:00 AM Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the earnings release by emailing their inquiries to questions@entercom.com. Questions should be sent at least 10 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 866-452-2106 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Exhibit 99.1 – Page 2

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss, merger and acquisition costs, preferred stock dividends and non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt, other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), preferred stock dividends, taxes paid and capital expenditures.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 40% without discrete items of tax.

Adjusted Net Income Per Share includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income Per Share.

Exhibit 99.1 – Page 3

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income and Adjusted Net Income Per Share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability income taxes are reflected at the expected federal and state income tax rate of 40% without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Exhibit 99.1 – Page 4

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is the fourth-largest radio broadcasting company in the U.S., reaching and engaging more than 40 million people a week through its portfolio of highly rated stations in top markets across the country. Entercom is a purpose-driven company, deeply committed to entertaining and informing its listeners with the best locally curated music, news, sports, and talk content, driven by compelling local personalities. Entercom delivers superior ROI by connecting its customers and audiences through its leading local brands and unparalleled local marketing solutions, which include over 4,000 events each year, and its SmartReach Digital product suite. Learn more about Philadelphia-based Entercom at www.Entercom.com, Facebook and Twitter (@Entercom).

Exhibit 99.1 – Page 5

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
STATEMENTS OF OPERATIONS
Net Revenues	$124,970	$121,571	$223,971	$218,580

Station Expenses	90,632	83,369	167,593	155,763
Station Expense – Non-Cash Compensation	372	363	577	590
Corporate Expenses	7,771	7,319	16,947	13,662
Corporate Expenses – Non-Cash Compensation	1,105	1,174	2,494	2,429
Depreciation And Amortization	2,517	2,517	5,164	4,964
Time Brokerage Agreement Expense	—	—	34	—
Merger And Acquisition Costs	5,829	—	16,100
Impairment Loss	441	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(76)	(755)	13,258	(1,219)

Total Operating Expenses	108,591	93,987	222,608	176,251

Operating Income	16,379	27,584	1,363	42,329

Net Interest Expense	6,133	9,147	12,110	18,539

Income (Loss) Before Income Taxes	10,246	18,437	(10,747)	23,790
Income Taxes (Benefit)	3,832	7,603	(7,830)	8,544

Net Income (Loss) Available To The Company	6,414	10,834	(2,917)	15,246
Preferred Stock Dividend	550	412	1,100	825

Net Income (Loss) Available To Common Shareholders	$5,864	$10,422	$(4,017)	$14,421

Net Income (Loss) Available To Common Shareholders Per Share – Basic	$0.15	$0.27	$(0.10)	$0.37

Net Income (Loss) Available To Common Shareholders Per Share – Diluted	$0.15	$0.26	$(0.10)	$0.37

Dividends Declared And Paid Per Common Share	$0.075	$0.075	$0.15	$0.075

Weighted Common Shares Outstanding – Basic	38,945	38,469	38,935	38,463

Weighted Common Shares Outstanding – Diluted	39,656	41,130	38,935	39,274

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures	$4,321	$1,073	$6,745	$2,038
Income Taxes Paid	$122	$68	$177	$208
Cash Dividends On Common Stock Declared And Paid	$2,921	$2,886	$5,837	$2,886
Cash Dividends On Preferred Stock Declared And Paid	$550	$412	$1,100	$825

SELECTED BALANCE SHEET DATA	June 30,
	2017	2016
Cash and Cash Equivalents (Excludes Cash From Variable Interest Entity)	$8,592	$11,071
Senior Debt – Term B Loan And Other (Includes Current Portion)	$458,078	$230,093
Senior Debt – Revolver (Includes Current Portion)	$9,500	$17,000
Senior Notes	$—	$218,453
Perpetual Cumulative Convertible Preferred Stock	$27,732	$27,619
Total Shareholders’ Equity	$389,150	$373,678

Exhibit 99.1 – Page 6

OTHER FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$91,004	$83,732	$168,170	$156,353
Station Expenses – Non-Cash Compensation	(372)	(363)	(577)	(590)

Station Expenses	$90,632	$83,369	$167,593	$155,763

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$8,876	$8,493	$19,441	$16,091
Corporate Expenses – Non-Cash Compensation	(1,105)	(1,174)	(2,494)	(2,429)

Corporate Expenses	$7,771	$7,319	$16,947	$13,662

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$16,379	$27,584	$1,363	$42,329
Corporate Expenses	7,771	7,319	16,947	13,662
Corporate Expenses – Non-Cash Compensation	1,105	1,174	2,494	2,429
Station Expenses – Non-Cash Compensation	372	363	577	590
Depreciation And Amortization	2,517	2,517	5,164	4,964
Merger And Acquisition Costs	5,829	—	16,100	—
Impairment Loss	441	—	441	62
Time Brokerage Agreement Expense	—	—	34	—
Net Gain (Loss) On Sale Or Disposition of Assets	(76)	(755)	13,258	(1,219)

Station Operating Income	$34,338	$38,202	$56,378	$62,817

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted EBITDA
Net Income (Loss) Available To Common Shareholders	$5,864	$10,422	$(4,017)	$14,421
Income Taxes (Benefit)	3,832	7,603	(7,830)	8,544
Net Interest Expense	6,133	9,147	12,110	18,539
Corporate Expenses – Non-Cash Compensation	1,105	1,174	2,494	2,429
Station Expenses – Non-Cash Compensation	372	363	577	590
Depreciation And Amortization	2,517	2,517	5,164	4,964
Time Brokerage Agreement Expense	—	—	34	—
Preferred Stock Dividend	550	412	1,100	825
Merger And Acquisition Costs	5,829	—	16,100	—
Transition Costs	166	—	1,419
Impairment Loss	441	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(76)	(755)	13,258	(1,219)

Adjusted EBITDA	$26,733	$30,883	$40,850	$49,155

Exhibit 99.1 – Page 7

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Free Cash Flow
Net Income (Loss) Available To Common Shareholders	$5,864	$10,422	$(4,017)	$14,421
Depreciation And Amortization	2,517	2,517	5,164	4,964
Deferred Financing Costs Included In Interest Expense	580	632	1,166	1,319
Amortization Of Original Issue Discount Included In Interest Expense	—	93	—	184
Non-Cash Compensation Expense	1,477	1,537	3,071	3,019
Merger And Acquisition Costs	5,829	—	16,100	—
Transition Costs	166	—	1,419	—
Impairment Loss	441	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(76)	(755)	13,258	(1,219)
Income Taxes (Benefit)	3,832	7,603	(7,830)	8,544
Capital Expenditures	(4,321)	(1,073)	(6,745)	(2,038)
Income Taxes Paid	(122)	(68)	(177)	(208)

Adjusted Free Cash Flow	$16,187	$20,908	$21,850	$29,048

Reconciliation Of GAAP Operating Income To Adjusted Free Cash Flow:
Operating Income	$16,379	$27,584	$1,363	$42,329
Depreciation and Amortization	2,517	2,517	5,164	4,964
Non-Cash Compensation Expense	1,477	1,537	3,071	3,019
Net Interest Expense, Excluding Deferred Financing Costs & OID	(5,553)	(8,422)	(10,944)	(17,036)
Preferred Stock Dividend	(550)	(412)	(1,100)	(825)
Capital Expenditures	(4,321)	(1,073)	(6,745)	(2,038)
Merger And Acquisition Costs	5,829	—	16,100	—
Transition Costs	166	—	1,419	—
Impairment Loss	441	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(76)	(755)	13,258	(1,219)
Income Taxes Paid	(122)	(68)	(177)	(208)

Adjusted Free Cash Flow	$16,187	$20,908	$21,850	$29,048

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Net Income
Net Income (Loss) Available To Common Shareholders	$5,864	$10,422	$(4,017)	$14,421
Preferred Stock Dividend	550	412	1,100	825
Income Taxes (Benefit)	3,832	7,603	(7,830)	8,544
Merger And Acquisition Costs	5,829	—	16,100	—
Transition Costs	166	—	1,419	—
Impairment Loss	441	—	441	62
Net Gain (Loss) On Sale Or Disposition of Assets	(76)	(755)	13,258	(1,219)
Non-Cash Compensation Expense	1,477	1,537	3,071	3,019

Adjusted Income Before Income Taxes	18,083	19,219	23,542	25,652
Income Taxes	7,233	7,688	9,417	10,261

Adjusted Net Income Available To The Company	10,850	11,531	14,125	15,391
Preferred Stock Dividend	550	412	1,100	825

Adjusted Net Income	$10,300	$11,119	$13,025	$14,566

Numerator For Purposes Of Computing Adjusted Net Income Per Share – Diluted
Adjusted Net Income	$10,300	$11,119	$13,025	$14,566
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—	—	—

	$10,300	$11,119	$13,025	$14,566

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share – Diluted
Weighted Common Shares Outstanding – Diluted As Reported	39,656	41,130	38,935	39,274
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	(1,923)	— —	—
Diluted Shares Excluded When Reporting A Net Loss	—	—	1,026

	39,656	39,207	39,961	39,274

Adjusted Net Income Per Share – Diluted	$0.26	$0.28	$0.33	$0.37

Exhibit 99.1 – Page 8